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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Shared Technologies Cellular, Inc. on Form S-3 of our report dated March 5, 1999, on our audits of the consolidated financial statements and financial statement schedule of Shared Technologies Cellular, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in the Annual Report on Form 10-K of Shared Technologies Cellular, Inc., as amended. We also consent to the reference to our firm under the caption "Experts."



                              /s/ ROTHSTEIN, KASS & COMPANY, P.C.



Roseland, New Jersey
July 27, 1999